As filed with the U.S. Securities and Exchange Commission on April 20, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Wejo Group Limited

(Exact name of registrant as specified in its charter)

Bermuda	98-1611674
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Canon’s Court

22 Victoria Street

Hamilton HM12 Bermuda

Telephone +44 8002 343065

(Address of principal executive offices) (Zip Code)

Wejo Group Limited 2021 Equity Incentive Plan

Wejo Group Limited 2021 Employee Share Purchase Plan

Mina Bhama

Wejo Group Limited

ABC Building

21-23 Quay St

Manchester M3 4AE

Corey Chivers, Esq.

Lyuba Goltser, Esq.

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

212-310-8000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This registration statement on Form S-8 is being filed by Wejo Group Limited (the “Company”) for the purpose of registering (i) 16,911,036 Company’s common shares, par value $0.001 per share (“Company Common Shares”) that may be issued and sold under the Registrant’s 2021 Equity Incentive Plan (“2021 Plan”) and 2,818,506 Company Common Shares that may be issued and sold under the Registrant’s 2021 Employee Share Purchase Plan (“ESPP”, together, with the 2021 Plan, the “Plans”) and (ii) the resale and reoffer of 6,206,885 Company’s Common Shares issued to certain directors and officers of the Company named in this registration statement upon the (x) exercise of 1,322,876 options and (y) vesting of 4,884,009 restricted shares units (“RSUs”).

This registration statement contains two parts. The first part, Part I, contains a “reoffer prospectus” prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of the General Instructions to Form S-8). The reoffer prospectus permits reoffers and resales on a continuous or delayed basis of certain of common shares referred to above that constitute “control securities” or “restricted securities,” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), by certain of the Company’s shareholders consisting of current directors and officers of the Company. As specified in General Instruction C of Form S-8, the amount of securities to be reoffered or resold under the reoffer prospectus by each selling securityholder and any other person with whom he or she is acting in concert for the purpose of selling our securities, may not exceed, during any three-month period, the amount specified in Rule 144(e). As discussed below, the directors and officers are subject to lock-up and vesting periods and the inclusion of their common shares herein does not necessarily reflect an intent to sell any or all of such securities once those periods have expired. The second part contains information required in the Registration Statement pursuant to Part II of Form S-8.

Certain information relating to future issuances under the Plans is omitted from Part I, as further described below in the next paragraph and under the heading “Item 1. Plan Information.”

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

The documents containing the information in Part I relating to the Plans will be sent or given to participants in the Plans as specified by Rule 428(b)(1) promulgated under the Securities Act. In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute the prospectus (the “Section 10(a) Prospectus”) as required by Section 10(a) of the Securities Act in respect of future issuances under the Plans.

Item 2.	Registrant Information and Employee Plan Annual Information.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this registration statement, which are also incorporated by reference in the Section 10(a) Prospectus, other documents required to be delivered to eligible participants pursuant to Rule 428(b), or additional information about the Plans, will be available without charge by contacting the Corporate Secretary, Wejo Group Limited, ABC Building, 21-23 Quay St, Manchester M3 4AE +44 758 511 0252.

REOFFER PROSPECTUS

6,206,885 Common Shares

Wejo Group Limited

Common Shares, $0.001 par value

This reoffer prospectus relates to 6,206,885 common shares, $0.001 par value, of Wejo Group Limited, an exempted company limited by shares incorporated under the laws of Bermuda (the “Company”), that may be offered from time to time by certain selling security holders named in this reoffer prospectus (the “Selling Securityholders”). Each of the Selling Securityholders will acquire such common shares upon the exercise of options issued by the Company on November 19, 2021 and November 24, 2021 or vesting of RSUs issued by the Company on November 19, 2021. As of the date of this reoffer prospectus, none of the Selling Shareholders may sell any common shares covered by this reoffer prospectus until after the Selling Shareholder’s options and/or RSUs have vested, which, in most cases, is not expected to occur until November 19, 2024.

The Selling Securityholders may sell common shares directly, or may sell them through brokers or dealers on The NASDAQ Stock Market, LLC (“NASDAQ”) in the over-the-counter market or otherwise at prices acceptable to the Selling Securityholders. The Company will not receive any of the proceeds from sale of common shares made under this reoffer prospectus. The Company is paying the expenses incurred in registering these shares of Company’s common shares, but all selling and other expenses incurred by each of the Selling Securityholders will be borne by that Selling securityholder.

The amount of securities to be offered or resold under this reoffer prospectus by each Selling Securityholder or other person with whom he or she is acting in concert for the purpose of selling our securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act of 1933, as amended (the “Securities Act”).

The NASDAQ ticker symbols for the Company’s common shares and warrants are “WEJO” and “WEJOW,” respectively. On April 19, 2022, the last reported sale price of our Common Share was $3.08 per share.

We are an “emerging growth company” under applicable federal securities laws and are subject to reduced public company reporting requirements.

Investing in our common shares involves risks. Please see the information described under “Risk Factors” on page 9.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this reoffer prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this reoffer prospectus is April 20, 2022

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this reoffer prospectus. You must not rely on any unauthorized information or representations. This reoffer prospectus is an offer to sell only the common shares offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this reoffer prospectus is current only as of its date.

Except where the context requires otherwise, in this reoffer prospectus the “Company,” “Registrant,” “we,” “us” “our” and “Wejo” refer to Wejo Group Limited, an exempted company limited by shares incorporated under the laws of Bermuda.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-8 under the Securities Act with respect to the Common Shares offered hereby. This reoffer prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to the Company, its Common Shares and warrants, reference is made to the registration statement and the exhibits and any schedules filed therewith. Statements contained in this reoffer prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference. The SEC maintains a website at www.sec.gov, from which interested persons can electronically access the registration statement, including the exhibits and any schedules thereto and which contains the periodic reports, proxy and information statements and other information that we file electronically with the SEC.

Wejo files reports, proxy statements and other information with the SEC as required by the Exchange Act. You may access information on Wejo at the SEC website containing reports, proxy statements and other information at www.sec.gov.

Statements contained in this reoffer prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference.

We also maintain an Internet website at http://www.wejo.com. Through our website, we make available, free of charge, the following documents of Wejo as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: Annual Reports on Form 10-K; proxy statements for our annual and special shareholder meetings; Quarterly Reports on Form 10-Q; Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D; and amendments to those documents. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this reoffer prospectus or the registration statement of which it forms a part.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This reoffer prospectus contains statements that are based on current expectations, estimates, forecasts and projections about us, the industry in which we operate and other matters, as well as management’s beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this reoffer prospectus and these forward-looking statements reflect management’s expectations regarding our future growth, results of operations, operational and financial performance and business prospects and opportunities. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties.

Forward-looking statements include, but are not limited to, statements regarding the Company’s expectations, hopes, beliefs, intentions or strategies regarding the future including, without limitation, statements regarding: (i) the size, demands and growth potential of the markets for the Company’s products and services and the Company’s ability to serve those market; (ii) the degree of market acceptance and adoption of the Company’s products and services; (iii) the Company’s ability to develop innovative products and services and compete with other companies engaged in the automotive technology industry; and (iv) the Company’s ability to attract and retain customers. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. The Company does not give any assurance that the Company will achieve its expectations. Forward-looking statements in this Registration Statement on Form S-8 may include, for example, statements about:

You should carefully consider the risks and uncertainties described in the “Risk Factors” section of this reoffer prospectus. These risk factors identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. These factors include:

•	The projected financial information, anticipated growth rate and market opportunity of the Company;
•	The ability to obtain or maintain the listing of the Company’s Common Shares and Company warrants on the NASDAQ Stock Market LLC (“NASDAQ”);
•	The Company’s public securities’ potential liquidity and trading;
•	The Company’s ability to raise financing in the future;
•	The Company’s success in retaining or recruiting, or changes required in, our officers, key employees or directors;
•	The impact of the regulatory environment and complexities with compliance related to such environment, including compliance with restrictions imposed by federal law and data/privacy law in “internet of things” milieu;
•	The impact of war, acts of terrorism, mass casualty events, social unrest, civil disturbance or disobedience; and
•	Factors relating to the business, operations and financial performance of the Company and its subsidiaries.

Forward-looking statements speak only as of the date they are made. These cautionary statements are being made pursuant to federal securities laws with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. Readers are cautioned against relying on forward-looking statements, and the Company assumes no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise. The Company does not give any assurance that it will achieve its expectations.

The forward-looking statements contained in this reoffer prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those that the Company has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors set forth under the caption “Risk Factors” in our Form 10-K/A filed with the SEC on April 11, 2022. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

PROSPECTUS SUMMARY

This summary highlights key information contained elsewhere in, or incorporated by reference into, this reoffer prospectus. It may not contain all of the information that is important to you. You should read the entire reoffer prospectus, including “Risk Factors,” our consolidated financial statements and the related notes thereto incorporated by reference into this reoffer prospectus and the other documents incorporated by reference into this reoffer prospectus or to which this reoffer prospectus refers, before making an investment decision.

Our Business

Wejo Group Limited (“Wejo” or the “Company”) is a publicly traded holding company incorporated under the laws of Bermuda. Wejo's predecessor, Wejo Limited, is a private limited liability company incorporated under the laws of England and Wales on December 13, 2013, with its primary office located in Manchester, England. Wejo is an emerging leader in the market of supporting an intelligent transport and mobility network (“Smart Mobility”), helping various business sectors through the collection, standardization and analysis of autonomous, electric, and other forms of connected vehicle data. Connected vehicles contain hundreds of data sensors, emitting information such as location, speed, direction and events such as braking, temperature and weather conditions. This data, as used by the Company creates intelligence, in near real-time and historically, which is unavailable from any other source.

The Company provides software and technology solutions to various multiple market verticals in combination with services that utilize ingested and standardized connected vehicle and other high volume, high value datasets, through its proprietary cloud software and analytics platform, Wejo Neural Edge (which includes our Wejo ADEPT platform). The Company’s sector solutions, primarily delivered at this time in the United States and Europe, provide valuable insights to our customers in public and private organizations, including, but not limited to, automotive original equipment manufacturers (“OEMs”), first tier (“Tier 1”) automotive suppliers, fleet management companies (“Fleets”), departments of transportation, retailers, mapping companies, universities, advertising firms, construction firms and research departments. In particular, these solutions can be used to unlock unique insights about mobility journeys, city planning, electric vehicle (“EV”) usage, driver safety, audience and media measurements and more. Over the next several years, the Company expects to further expand its platform to ingest data globally from numerous additional OEMs and other valuable sources, enabling the expansion into additional market verticals and geographic regions as well as provide broader and deeper business insights to its OEM and Tier 1 preferred partners.

Wejo Neural Edge is a cloud-based software and analytics platform that makes accessing and sharing vast volumes of connected vehicle data easier, by simplifying and standardizing data sets to maximize the insights gleaned from connected vehicle data to create a more robust mobility experience for drivers, and generate value for vehicle manufacturers and other adjacent businesses. The Wejo Neural Edge platform interfaces with the electronic data within vehicles from OEMs, Fleets, and Tier 1s who have partnered with Wejo. This data can be leveraged by the OEM partners as well as other private and public sector businesses in order to create rich analytics, machine learning and rapid insights. The Wejo Neural Edge platform also includes flexible implementation options and adaptable interfaces to ensure a successful and rapid roll out across territories. In addition, Wejo Neural Edge’s compliance approach supports legal and regulatory compliance, including country, federal, state and local regulations.

The Company has two primary business lines, Wejo Marketplace Data Solutions, which includes our data visualization platform (“Wejo Studio”), and Wejo Software & Cloud Solutions. Wejo Marketplace Data Solutions utilizes ingested data from multiple sources that is transformed into standardized data sets, which generate rich insights to be utilized by our customers. Wejo Marketplace Data Solutions interacts with customers through Wejo Studio, the Company’s platform for data visualization tools that displays these valuable insights to our customers in a consumable and actionable format, as well as through data licenses of our proprietary data used by customers for ongoing and efficient access to quickly evolving data trends. Wejo Software & Cloud Solutions utilizes these same valuable data sets to support design and development of solutions such as software platforms, software analytical tools, data management software, and data privacy solutions for our OEM partners, our Tier 1 partners, Fleet, and insurance companies. Wejo Software & Cloud Solutions empowers customers to improve the management of their operations and creates a better customer experience through SaaS licenses of software platforms, software analytical tools, data management software, privacy and data compliance software, and data visualization software. Each business vertical leverages the Company’s exclusive, proprietary dataset, which unlocks insights that are derived from the vehicle sensors of the connected vehicles of its automotive partners, Tier 1, and Fleet partners.

Corporate Information

We are an exempted company limited by shares incorporated under the laws of Bermuda. We are registered with the Registrar of Companies in Bermuda under registration number 56698. We were incorporated on May 21, 2021 under the name Wejo Group Limited. Our registered office is located at Canon’s Court, 22 Victoria Street, HM 12, Bermuda. Our agent for service of process in the United States is The Corporation Trust Company, 1209 Orange Street Wilmington, DE 19801. The mailing address of the Company’s principal executive offices is ABC Building 21-23 Quay St., Manchester, United Kingdom, X0 M3 4AE. The Company’s telephone number at that address is +44 8002 343065. Our website is located at https://www.wejo.com. Our website and the information contained on, or accessed through, our website are not part of this reoffer prospectus, and you should rely only on the information contained in this reoffer prospectus when making an investment decision.

The Offering

This Reoffer Prospectus relates to the public offering by the Selling Securityholders listed in this Reoffer Prospectus of up to 6,206,885 common shares, issued to each Selling Securityholder. Upon vesting of the shares offered hereby pursuant to the terms of the applicable award agreements, the Selling Securityholders may from time to time sell, transfer, or otherwise dispose of any or all of the common shares covered by this Reoffer Prospectus through underwriters or dealers, directly to purchasers (or a single purchaser), or through broker-dealers or agents. We will receive none of the proceeds from the sale of the shares by the Selling Securityholders. We will bear all expenses of registration incurred in connection with this offering, but all selling and other expenses incurred by the Selling Securityholders will be borne by them.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s consolidated financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Risk Factors

An investment in our Common Shares is highly speculative and involves a high degree of risk. We face a variety of risks that may affect our operations or financial results and many of those risks are driven by factors that we cannot control or predict. Before investing in our Common Shares, you should carefully consider the risks set forth under the caption “Risk Factors” in our Annual Report on Form 10-K/A filed with the SEC on April 11, 2022, together with the financial and other information contained or incorporated by reference in this prospectus. If any of these risks actually occurs, our business, prospects, financial condition and results of operations could be materially adversely affected. In that case, the trading price of our Common Shares would likely decline and you may lose all or a part of your investment. Only those investors who can bear the risk of loss of their entire investment should invest in our Common Shares.

USE OF PROCEEDS

If Common Shares are resold by the Selling Securityholders, we will not receive any proceeds from such sale. The Common Shares will be offered for the respective accounts of the Selling Securityholders. See the sections titled “Selling Securityholders” and “Plan of Distribution” below.

DETERMINATION OF OFFERING PRICE

The Selling Securityholders may sell the common shares issued to them from time to time at prices and at terms prevailing or at prices related to the current market price, or in negotiated transactions. See “Plan of Distribution” below for more information.

DESCRIPTION OF SECURITIES

The description of the Company’s Common Shares contained in the Registration Statement on Form 8-A filed with the SEC on November 19, 2021 (File No. 001-41091), pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description, including the description of the Company’s Common Shares included as Exhibit 4.1 to the Company’s Annual Report on Form 10-K/A filed with the SEC on April 11, 2022, is incorporated herein by reference.

SELLING SECURITYHOLDERS

The following table sets forth information with respect to the Selling Securityholders and the common shares beneficially owned by the Selling Securityholders as of April 20, 2022, and the percentage of beneficial ownership is calculated based on 94,666,196 common shares outstanding as of such date. We will not receive any proceeds from the resale of the shares by the Selling Shareholders. The Selling Securityholders may offer all, some or none of the common shares covered by this reoffer prospectus. The Selling Securityholders identified below may have sold, transferred or otherwise disposed of some or all of their common shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the Selling Securityholders may change from time to time and, if necessary, we will amend or supplement this reoffer prospectus accordingly. We cannot give an estimate as to the number of common shares that will actually be held by the Selling Securityholders following the resales contemplated by this reoffer prospectus because the Selling Securityholders may offer some or all of their common shares under the offering contemplated by this reoffer prospectus or acquire additional common shares. We cannot advise you as to whether the Selling Securityholders will, in fact, sell any or all of such common shares.

We have determined beneficial ownership in the manner described in footnote (2) to the table below and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.

Name and Position at Company (1)	Common Shares owned prior to resale (2)		% of Common Shares owned prior to resale (2)	Common Shares offered for resale (2)		Common Shares owned after completion of resale (3)	% of Common Shares owned after completion of resale (1)
Richard Barlow, Chief Executive Officer and Director	10,323,349	(4)	10.91%	1,879,004	(5)	8,444,345	8.92%
John Maxwell, Chief Financial Officer and Director	948,043	(6)	*	939,502	(7)	8,541	*
Tim Lee, Chairman of the Board	3,852,667	(8)	4.10%	974,502	(9)	2,878,165	3.04%
Diarmid Ogilvy, Director	4,035,599	(10)	4.30%	974,502	(11)	3,061,097	3.23%
Mina Bhama, Company Secretary and General Counsel	622,889	(12)	*	367,500	(13)	255,389	*
Den Power, Chief People Officer	495,351	(14)	*	367,500	(15)	127,851	*
Sarah Larner, EVP of Strategy and Innovation	720,373	(16)	*	459,375	(17)	260,998	*
Lawrence Burns, Director	0		*	35,000	(18)	0	*
Samuel Hendel, Director	55,000	(19)	*	35,000	(20)	20,000	*
Alan Masarek, Director	135,000	(21)	*	35,000	(22)	100,000	*
Ann Schwister, Director	0		*	35,000	(23)	0	*
Benoit Joly, Chief Commercial Officer	122,083	(24)	*	105,000	(25)	17,083

* Represents beneficial ownership of less than 1%.

(1) This information is based on 94,666,196 common shares outstanding on April 20, 2022. Except as described in the footnotes below and subject to applicable community property laws and similar laws, the Company believes that each person listed above has sole voting and investment power with respect to such shares. Unless otherwise indicated, the business address of each of the entities, directors and executives in this table is Canon’s Court, 22 Victoria Street, Hamilton H12, D0, HM12.

(2) Reflects all common shares acquired or issuable to a person pursuant to applicable grants previously made irrespective of whether such grants are exercisable, vested or convertible as of April 20, 2022, or will become exercisable, vested or convertible within 60 days after April 20, 2022.

(3) Assumes all of the common shares being offered are sold in the offering, that common shares beneficially owned by such Selling Shareholder on April 20, 2022 but not being offered pursuant to this prospectus (if any) are not sold, and that no additional shares are purchased or otherwise acquired other than RSUs and options relating to the shares being offered.

(4) Consists of (i) 8,444,345 common shares; and (ii) 1,879,004 common shares issuable in respect of unvested RSUs.

(5) Consists of 1,879,004 common shares issuable in respect of unvested RSUs.

(6) Consists of (i) 8,541 common shares; (ii) 469,751 common shares issuable in respect of unvested RSUs; and (iii) 469,751 common shares issuable in respect of unvested stock options.

(7) Consists of (i) 469,751 common shares issuable in respect of unvested RSUs; and (ii) 469,751 common shares issuable in respect of unvested stock options.

(8) Consists of (i) 2,770,531 common shares; (ii) 939,502 common shares issuable in respect of vested RSUs; (iii) and 35,000 common shares issuable in respect of unvested RSUs to be granted as of the effectiveness of this reoffer prospectus; and (iv) 107,634 common shares held by Calibogue Capital Fund One LLC, as to which Mr. Lee has shared voting and investment power.

(9) Consists of (i) 939,502 common shares issuable in respect of vested RSUs; and (ii) and 35,000 common shares issuable in respect of unvested RSUs to be granted as of the effectiveness of this reoffer prospectus.

(10) Consists of (i) 2,980,887 common shares; (ii) 939,502 common shares issuable in respect of unvested RSUs (iii) and 35,000 common shares issuable in respect of unvested RSUs to be granted as of the effectiveness of this reoffer prospectus; and (iv) 80,210 common shares held by Fleury Capital Ltd., as to which Mr. Ogilvy disclaims beneficial ownership except to the extent of Mr. Ogilvy’s pecuniary interest.

(11) Consists of (i) 939,502 common shares issuable in respect of unvested RSUs; and (ii) and 35,000 common shares issuable in respect of unvested RSUs to be granted as of the effectiveness of this reoffer prospectus.

(12) Consists of (i) 255,389 common shares; (ii) 262,500 common shares issuable in respect of unvested stock options; and (iii) 105,000 common shares issuable in respect of unvested RSUs to be granted as of the effectiveness of this reoffer prospectus.

(13) Consists of (i) 262,500 common shares issuable in respect of unvested stock options; and (ii) 105,000 common shares issuable in respect of unvested RSUs to be granted as of the effectiveness of this reoffer prospectus.

(14) Consists of (i) 127,851 common shares; (ii) 262,500 common shares issuable in respect of unvested stock options; and (iii) 105,000 common shares issuable in respect of unvested RSUs to be granted as of the effectiveness of this reoffer prospectus.

(15) Consists of (i) 262,500 common shares issuable in respect of unvested stock options; and (ii) 105,000 common shares issuable in respect of unvested RSUs to be granted as of the effectiveness of this reoffer prospectus.

(16) Consists of (i) 260,998 common shares; (ii) 328,125 common shares issuable in respect of unvested stock options; and (iii) 131,250 common shares issuable in respect of unvested RSUs to be granted as of the effectiveness of this reoffer prospectus.

(17) Consists of (i) 328,125 common shares issuable in respect of unvested stock options; and (ii) 131,250 common shares issuable in respect of unvested RSUs to be granted as of the effectiveness of this reoffer prospectus.

(18) Consists of 35,000 common shares issuable in respect of unvested RSUs to be granted as of the effectiveness of this reoffer prospectus.

(19) Consists of (i) 20,000 common shares; and (ii) and 35,000 common shares issuable in respect of unvested RSUs to be granted as of the effectiveness of this reoffer prospectus.

(20) Consists of 35,000 common shares issuable in respect of unvested RSUs to be granted as of the effectiveness of this reoffer prospectus.

(21) Consists of (i) 100,000 common shares; and (ii) and 35,000 common shares issuable in respect of unvested RSUs to be granted as of the effectiveness of this reoffer prospectus.

(22) Consists of 35,000 common shares issuable in respect of unvested RSUs to be granted as of the effectiveness of this reoffer prospectus.

(23) Consists of 35,000 common shares issuable in respect of unvested RSUs to be granted as of the effectiveness of this reoffer prospectus.

(24) Consists of (i) 17,083 common shares; and (ii) 105,000 common shares issuable in respect of unvested RSUs to be granted as of the effectiveness of this reoffer prospectus.

(25) Consists of 105,000 common shares issuable in respect of unvested RSUs to be granted as of the effectiveness of this reoffer prospectus.

Other Material Relationships with the Selling Securityholders

Registration Rights Agreement

On the closing date (the “Closing Date”) of the business combination of Virtuoso Acquisition Corp. (“Virtuoso”) and Wejo Limited (the “Business Combination”), the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Virtuoso Sponsor LLC and certain prior equityholders of Virtuoso (including Samuel Hendel and Alan B. Masarek) and Wejo Limited (the “RRA Holders”), pursuant to which the Company is obligated to, subject to the terms thereof and in the manner contemplated thereby, register for resale under the Securities Act, (i) all or any portion of the Company Common Shares and warrants that entitle the holder thereof to purchase for $11.50 per share one common share (the “Company Warrants”) then held by the RRA Holders, and (ii) all or any portion of the Company Common Shares and Company Warrants that the RRA Holders may thereafter acquire (including, upon the conversion, exchange or redemption of any other security therefor) (the “Registrable Securities”).

Under the Registration Rights Agreement, the RRA Holders have “piggyback” registration rights that allow them to include their Registrable Securities in certain registrations initiated by the Company. Subject to customary exceptions, RRA Holders have the right to request up to three (3) underwritten offerings of Registrable Securities. If the sale of Registrable Securities under a registration statement requires disclosure of certain material information that would not otherwise be disclosed, the Company may postpone the effectiveness of the applicable registration statement or require the suspension of the sale thereunder. The Company may not delay or suspend a registration statement on more than one occasion for more than ninety (90) total calendar days during any twelve (12) month period.

Lock-up Agreements

Under the terms of the Registration Rights Agreement, certain parties agreed with the Company, subject to certain exceptions, not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of shares of the Company Common Shares they receive in connection with the Business Combination or otherwise beneficially own as of the Closing Date for the following time periods:

•

in the case of the New Holders (as defined in the Registration Rights Agreement) until the earlier of (A) May 18, 2022, (B) the first date the closing price of the Company Common Shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the date hereof, or (C) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Company Common Shares for cash, securities or other property; and

•	in the case of the Founder Shares (as defined in the Registration Rights Agreement) until the earlier of (A) November 18, 2022, (B) the first date the closing price of the Company Common Shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the date hereof or (C) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Company Common Shares for cash, securities or other property.

Richard Barlow

Richard Barlow serves as the Chief Executive Officer of the Company, and currently holds more than 5% of the Company’s equity. Mr. Barlow also serves as an executive director of Out Run Media Limited (“Out Run”). Wejo and Out Run entered into a Services Agreement, dated March 20, 2020, under which Out Run agreed to provide certain proof of concept analysis and autonomous vehicle simulation services to Wejo.

Diarmid Ogilvy

Diarmid Ogilvy serves as a non-executive director on the Board of Directors of the Company. The Company and Fleury Capital Ltd. (“Fleury”), a company which Mr. Ogilvy controls, entered into a Consultancy Agreement, dated May 12, 2016, under which Fleury agreed to provide certain consulting and related services to Wejo. Pursuant to the terms of the Consultancy Agreement, Mr. Ogilvy received $629,829 and $221,887 in fees in the years-ended December 31, 2020 and December 31, 2019, respectively, for both professional and capital raising services rendered on behalf of Fleury.

The Consultancy Agreement was effectively terminated upon completion of the Business Combination.

Employment Relationships

Wejo’s executive and director compensation policies, as described in Part III of our Form 10-K/A is incorporated herein by reference.

Convertible Loan Agreement

Wejo Limited entered into to a convertible loan agreement on July 21, 2020 (as amended from time to time), with UK FF Nominees Limited (the “Future Fund”), certain persons whose names are set out therein in their capacity as Other Lenders, and certain persons who have adhered to that agreement in their capacity as Additional Lenders (the “Convertible Loan Agreement”). Under the Convertible Loan Agreement, each of the Future Fund, the Other Lenders and the Additional Lenders, some of whom are also Wejo Limited shareholders, (together the “Convertible Lenders”) made loans to Wejo Limited which are convertible into Wejo shares, either: (i) at completion of certain fundraises by Wejo Limited; (ii) on an exit; or (iii) on July 21, 2023 (the “Maturity Date”). In addition, the principal amount of the loans made by the Convertible Lenders may be redeemed together with a 1x redemption premium (rather than convert into Wejo Limited shares) at the election of the Future Fund (in respect of its loan) or the other Convertible Lenders (in respect of their loans) if the holders of a majority in value of their debt vote in favor of redemption on the Maturity Date, on an exit, or otherwise on the occurrence of an event of default (in the case of an event of default, together with accrued interest as well as the redemption premium). The Business combination constituted an exit event under the Convertible Loan Agreement and the Convertible Lenders agreed that they would not elect for redemption of their convertible loans, instead allowing their loans to convert into Wejo Limited shares.

Pursuant to the terms of the Convertible Loan Agreement, General Motors Holdings LLC (“GM”) subscribed for loan notes in the sum of £3,500,000 in April 2021. The agreement allows for an issuance in an aggregate principal amount of up to £34,905,299. The maximum additional aggregate principal amount available to be borrowed under the Convertible Loan Agreement is £45,226. In connection with the consummation of the Business Combination, the amounts outstanding under the Convertible Loan Agreement converted to equity in Wejo Limited on November 18, 2021. GM received 322,542 shares on conversion of its loan.

In total, persons who are related parties to us (directors and/or existing shareholders) received an aggregate of 345,460 Wejo Limited shares on conversion of their convertible loans, which includes the 322,542 Wejo Limited shares issued to GM. The remaining convertible loan investors received an aggregate of 2,919,281 Wejo Limited shares on conversion of their convertible loans.

The material obligations under the Convertible Loan Agreement are now satisfied.

PLAN OF DISTRIBUTION

We are registering the issuance of 16,911,036 common shares issuable by us under the 2021 Plan and 2,818,506 common shares issuable by us under the ESPP.

We are also registering the offer and sale from time to time by the Selling Securityholders or their permitted transferees, of up to 6,206,885 common shares.

We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders. The aggregate proceeds to the Selling Securityholders will be the purchase price of the securities less any discounts and commissions borne by the Selling Securityholders.

The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this reoffer prospectus, including, without limitation, all registration and filing fees, NASDAQ listing fees and fees and expenses of our counsel and our independent registered public accountants.

The securities beneficially owned by the Selling Securityholders covered by this reoffer prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes their permitted transferees who later come to hold any of the Selling Securityholders’ interest in the common shares or warrants in accordance with the terms of the agreement(s) governing the registration rights applicable to such Selling Securityholder’s common shares or warrants. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each Selling Securityholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Securityholders and any of their permitted transferees may sell their securities offered by this reoffer prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions.

Subject to the limitations set forth in any applicable registration rights agreement, the Selling Securityholders may use any one or more of the following methods when selling the securities offered by this reoffer prospectus:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this reoffer prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of NASDAQ

•	through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this reoffer prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	through one or more underwritten offerings on a firm commitment or best efforts basis;

•	settlement of short sales entered into after the date of this reoffer prospectus;

•	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share or warrant;

•	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

There can be no assurance that the Selling Securityholders will sell all or any of the securities offered by this reoffer prospectus. In addition, the Selling Securityholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this reoffer prospectus. The Selling Securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

Subject to the terms of the agreement(s) governing the registration rights applicable to a Selling Securityholder’s Common Shares or options, such Selling Securityholder may transfer Common Shares to one or more “permitted transferees” in accordance with such agreements and, if so transferred, such permitted transferee(s) will be the selling beneficial owner(s) for purposes of this reoffer prospectus. Upon being notified by a Selling Securityholder interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this reoffer prospectus to name specifically such person as a Selling Securityholder.

With respect to a particular offering of the securities held by the Selling Securityholders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this reoffer prospectus is part, will be prepared and will set forth the following information:

•	the specific securities to be offered and sold;

•	the names of the selling securityholders;

•	the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;

•	settlement of short sales entered into after the date of this reoffer prospectus;

•	the names of any participating agents, broker-dealers or underwriters; and

•	any applicable commissions, discounts, concessions and other items constituting compensation from the selling securityholders.

In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell the securities short and redeliver the securities to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this reoffer prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this reoffer prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this reoffer prospectus (as supplemented or amended to reflect such transaction).

In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

The Selling Securityholders may solicit offers to purchase the securities directly from, and may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities. Our common shares and warrants are currently listed on NASDAQ under the symbols “WEJO” and “WEJOW,” respectively.

The Selling Securityholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the Selling Securityholders pay for solicitation of these contracts.

A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this reoffer prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this reoffer prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this reoffer prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this reoffer prospectus and any applicable prospectus supplement.

If at the time of any offering made under this reoffer prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any broker-dealer or agent regarding the sale of the securities by the Selling Securityholders. Upon our notification by a Selling Securityholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this reoffer prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.

Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.

In offering the securities covered by this reoffer prospectus, the Selling Securityholders and any underwriters, broker-dealers or agents who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.

The underwriters, broker-dealers and agents may engage in transactions with us or the Selling Securityholders, may have banking, lending or other relationships with us or perform services for us or the Selling Securityholders, in the ordinary course of business.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The Selling Securityholders and any other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the securities by, the Selling Securityholders or any other person, which limitations may affect the marketability of the shares of the securities.

We will make copies of this reoffer prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any agent, broker-dealer or underwriter that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Securityholders against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law. Agents, broker-dealers and underwriters may be entitled to indemnification by us and the Selling Securityholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.

LEGAL MATTERS

The validity of the Company Common Shares offered hereby has been passed on by Appleby (Bermuda) Limited, Bermuda counsel to the Company.

EXPERTS

The consolidated financial statements of Wejo Group Limited incorporated by reference in Wejo Group Limited's Amendment No.1 to the Comprehensive Annual Report (Form 10-K/A) for the year ended December 31, 2021 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon (which contains explanatory paragraphs referring to (a) conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements and (b) the 2020 consolidated financial statements having been restated to correct for misstatements as described in Note 2 to the consolidated financial statements), included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this reoffer prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-41091), excluding any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K:

•	our Comprehensive Annual Report on Form 10-K/A for the year ended December 31, 2021 filed with the SEC on April 11, 2022;

•	our Current Reports on Form 8-K filed with the SEC on January 13, 2022, February 15, 2022 and March 29, 2022;

•	the description of our Common Shares contained in the Registration Statement on Form 8-A (File No. 001-41091) filed November 19, 2021, pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description; and

•	all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2021.

All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) prior to the filing of a post-effective amendment to the Registration Statement which indicates that all of the shares registered hereunder have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with SEC rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Ross Barr

Wejo Group Limited

ABC Building

21-23 Quay St

Manchester M3 4AE

929-946-4961

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference into this Registration Statement (in each case excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K):

(a)	The Registrant’s Comprehensive Annual Report on Form 10-K/A for the year ended December 31, 2021 filed with the SEC on April 11, 2022;

(b)	The Registrant’s Current Reports on Form 8-K filed with the SEC on January 13, 2022, February 15, 2022 and March 29, 2022;

(c)	The description of the Registrant’s common shares contained in the Registration Statement on Form 8-A (File No. 001-41091) filed November 19, 2021, pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description; and

(d)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2021

All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) prior to the filing of a post-effective amendment to the Registration Statement which indicates that all of the shares registered hereunder have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with SEC rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

None.

Item 6.	Indemnification of Directors and Officers.

Section 98 of the Companies Act provides generally that a Bermuda company may exempt or indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to section 281 of the Companies Act.

The Company Bye-laws provide that we shall indemnify and advance expenses to our officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty. The Company Bye-laws also provide that the shareholders waive all claims or rights of action that they might have, individually or in right of the Company, against any of the company’s directors or officers for any act or failure to act in the performance of such director’s or officer’s duties, except in respect of any fraud or dishonesty of such director or officer. The Company Bye-laws do not absolve our directors or officers of any duties (fiduciary or otherwise) that they owe to the Company under the Companies Act or at common law. As such, our directors and officers still owe the Company itself a duty to (a) act honestly and in good faith with a view to the best interests of the Company; and (b) exercise the care, diligence, and skill that a reasonably prudent person would exercise in comparable circumstances when exercising their powers and discharging their duties.

Section 98A of the Companies Act permits us to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not we may otherwise indemnify such officer or director. We will purchase and maintain a directors’ and officers’ liability policy for such a purpose

Item 7.	Exemption from Registration Claimed.

Any restricted securities to be reoffered or resold pursuant to this registration statement issued pursuant to Section 4(2) of the Securities Act and Rule 506 thereunder.

Item 8.	Exhibits.

Exhibit Index

Exhibit Number	Description

4.1	Wejo Group Limited 2021 Equity Incentive Plan

4.2	Wejo Group Limited 2021 Employee Share Purchase Plan

5.1	Opinion of Appleby (Bermuda) Limited.

23.1	Consent of Ernst & Young LLP

23.2	Consent of Appleby (Bermuda) Limited. (included as part of Exhibit 5.1).

24.1	Power of Attorney (included on signature page of this Registration Statement).

107	Filing Fee Table

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Ridgewood, State of New Jersey, on this 20th day of April, 2022

WEJO GROUP LIMITED

By:	/s/ John Maxwell
John Maxwell
Director and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John Maxwell and Mina Bhama, and each of them, individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8 of Wejo Group Limited, and any or all amendments (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Position	Date

/s/ Richard Barlow	Chief Executive Officer and Director	April 20, 2022
Richard Barlow

/s/ John Maxwell	Chief Financial Officer and Director	April 20, 2022
John Maxwell

/s/ Timothy Lee	Director	April 20, 2022
Timothy Lee

/s/ Diarmid Ogilvy	Director	April 20, 2022
Diarmid Ogilvy

/s/ Samuel Hendel	Director	April 20, 2022
Samuel Hendel

/s/ Alan Masarek	Director	April 20, 2022
Alan Masarek

/s/ Lawrence Burns	Director	April 20, 2022
Lawrence Burns

/s/ Ann M. Schwister	Director	April 20, 2022
Ann M. Schwister